Tannenbaum & Company, P.C.
                          Certified Public Accountants

                                                 November 18, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20540

      Re:   Great Expectations and Associates, Inc.
            Commission File No. 0001100397

Dear Commissioners:

We have read the statements contained in Item 4 "Changes in Registrant's Certified Accountant" of the Form 8-K of Great Expectations and Associates, Inc. filed with the Securities and Exchange Commission on November 18, 2004 and agree with the statements contained therein.

                                                 Very truly yours,

                                                 /s/ Tannenbaum & Company, P.C.
                                                 ------------------------------
                                                 Certified Public Accountants


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